UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

NEXT 1 INTERACTIVE, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

4.	Proposed maximum aggregate value of transaction

5.	Total fee paid

☐	Check box if any party of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

2690 Weston Road, Suite 200
Weston, FL 33331
Telephone: (954) 888-9779

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To the Stockholders of Next 1 Interactive, Inc.:

This Information Statement is furnished to the stockholders of Next 1 Interactive, Inc., a Nevada corporation (“Next 1” or the “Corporation”), in connection with our prior receipt of approval by written consent, in lieu of a special meeting, of the holders of a majority of our voting power authorizing the Board of Directors of Next 1 to: (i) amend the Corporation’s Articles of Incorporation to effectuate a 1-for-50 reverse stock split (the “Stock Split”) of the Corporation’s outstanding shares of common stock and (ii) amend the Corporation’s Certificate of Incorporation to change the name of the Corporation to Monaker Group, Inc. The amendments to the Articles of Incorporation described in clauses (i) and (ii) above are hereinafter referred to collectively, as the “Amendments”).

On April 30, 2015, Next 1 obtained the approval of the Amendments by written consent of a majority of the voting power of the Corporation that are the record owners of 6,842 shares of common stock and 1,884,611 shares of Series A preferred stock which represents 188,461,100 votes or approximately 90% of the voting power as of April 30, 2015.  The Amendments cannot be effectuated until 20 days after the mailing of this Information Statement and the filing of an amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada.

NEXT 1 IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED TO NOT SEND A PROXY.   Because the written consent of the holders of a majority of our voting power satisfies all applicable stockholder voting requirements, we are not asking for a proxy: please do not send us one.

Only stockholders of record at the close of business on April 30, 2015 (the “Record Date”) shall be given a copy of the Information Statement.  The date on which this Information Statement will be sent to stockholders of the Corporation will be on or about May 12, 2015.

The accompanying information statement is for information purposes only.  Please read it carefully.

By Order of the Board of Directors

/s/ William Kerby

William Kerby

Chief Executive Officer

This information statement is being furnished to all holders of the common stock of Next 1 and preferred stock in connection with the proposed action by Written Consent to authorize the Board of Directors to carry out the Amendments.

ITEM 1.

INFORMATION STATEMENT

This information statement is being furnished to all holders of the common stock and preferred stock of Next 1, in connection with resolutions of the Board of Directors and the written consent of the holders of 90% of the voting rights of the stockholders of Next 1. This information statement provides public notice of the approval and authorization to effectuate the Amendments to the holders of common stock of Next 1 and the holders of Series A of Next 1.

The Board of Directors has unanimously approved the Amendments and stockholders owning in excess of a majority of the outstanding voting securities of Next 1 have approved the Amendments.  See the caption “Vote Required for Approval” below. Such action by our stockholders will be effective 20 calendar days after the date this Information Statement is first mailed to our stockholders and after the filing of required Amendments to the Certificates of Incorporation with the Nevada Secretary of State’s office.

The Quarterly Report on Form 10-Q for quarterly periods ended May 30, 2014, August 31, 2014, and November 30, 2014 and the Annual Report on Form 10-K for the year ended February 28, 2014, and any reports on Form 8-K filed by Next 1 during the past year with the (the “SEC”) may be viewed on the SEC’s website at www.sec.gov in the Edgar Archives. Next 1 is presently current in the filing of all reports required to be filed by it. See the caption “Where You Can Find More Information”, below.

GRANT AUTHORITY TO THE BOARD OF DIRECTORS TO CONDUCT A 1-FOR-50 REVERSE STOCK SPLIT OF NEXT 1’S COMMON STOCK.

Purpose: Next 1’s Board of Directors has unanimously adopted a resolution seeking stockholder approval to authorize the Board of Directors to effectuate a 1-for-50 reverse stock split. The Stock Split would reduce the number of outstanding shares of our common stock. The Board of Directors has determined that it would be in Next 1’s best interest to conduct a reverse stock split of its common stock on a 1-for-50 basis and has received the consent of the holders of in excess of a majority of the voting power of Next 1’s securities to authorize the Board of Directors to conduct such a reverse stock split.

The primary purposes of the Stock Split would be to increase the per share price of Next 1’s common stock. Prior to the reverse stock split, the common stock, which is quoted on the Over-the-Counter Bulletin Board, has traded at very low prices for some time. We believe that if we are successful in maintaining a higher stock price, the stock will generate greater interest among professional investors and institutions. If we are successful in generating interest among such entities, we anticipate that our common stock would have greater liquidity and a stronger investor base.

In evaluating the Stock Split, the Company's Board of Directors also took into consideration negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock splits held by many investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels. The Board of Directors, however, determined that these negative factors were outweighed by the potential benefits.

For the above reasons, the Board of Directors believes that the Stock Split is in the best interest of Next 1 and its stockholders.  There can be no assurance, however, that the Stock Split will have the desired benefits. Even if a reverse stock split is effected, some or all of the expected benefits discussed above may not be realized or maintained. The market price of Next 1’s common stock will continue to be based, in part, on Next 1’s performance and other factors unrelated to the number of shares outstanding. There can be no assurance that the market price per share of Next 1’s common stock after a reverse stock split will increase or remain in proportion to the reduction in the number of shares of Next 1’s common stock outstanding before the Stock Split.

Effects: The Stock Split will provide for the combination of the presently issued and outstanding shares of common stock into a smaller number of shares of identical common stock without reducing the number of shares of available but unissued common stock, which will also have the effect of increasing the number of authorized but unissued shares of common stock.  Fifty (50) shares of the presently issued and outstanding common stock on the effective date of the Stock Split will convert into one share of the post-reverse stock split common stock. The Stock Split will affect all common stockholders uniformly and will have no impact on the par value.    A reverse stock split would effect a reduction in the number of shares of common stock issuable upon the exercise or conversion of Next 1’s outstanding stock options, warrants and convertible securities in proportion to the reverse stock split ratio. Additionally, the exercise price of outstanding options and conversion price of convertible securities would increase, likewise in proportion to the reverse stock split ratio. In connection with the Stock Split, the Board of Directors will also make a corresponding reduction in the number of shares available with respect to options granted under our Option Plan so as to avoid the effect of increasing the value of options previously granted.

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The Board of Directors has indicated that fractional shares will not be issued.  Instead, Next 1 will issue one full share of the post-reverse stock split common stock to any stockholder who would have been entitled to receive a fractional share as a result of the process.  Each stockholder will hold the same percentage of the outstanding common stock immediately following the Stock Split as that stockholder did immediately prior to the Stock Split, except for minor adjustment as a result of the additional shares that will need to be issued a result of the treatment of fractional shares.

The Board of Directors has no immediate plans, understandings, agreements or commitments to issue additional shares of common stock for any purpose other than upon conversion of currently outstanding securities, if the security holders should request conversion.

The Stock Split will be effected by filing an amendment to Next 1’s Articles of Incorporation with the Nevada Secretary of State’s office and will become effective upon such filing, which is expected to occur promptly after the mailing of this Information Statement and the 20 day waiting period.

Next 1 is currently authorized to issue 500,000,000 shares of its common stock of which 23,583,347 shares are currently issued and outstanding and 100,000,000 shares of preferred stock are authorized of which (i) 3,000,000 are designated as Series A preferred stock and 1,884,611 shares of Series A preferred stock are outstanding, 3,000,000 are designated Series B preferred stock and 242,200 shares of Series B preferred stock are outstanding, 3,000,000 shares of Series C preferred stock and 209,600 shares of Series C preferred stock outstanding and 3,000,000 shares of Series D preferred stock and 872,800 shares of Series D preferred stock outstanding. The outstanding shares of Next 1 Series A preferred stock are entitled to vote along with the common stockholders on a one vote per share basis and will continue after the Stock Split to have one vote per each share of Series A preferred stock outstanding, thus resulting in a slight increase in the voting power of the Series A preferred stock after the Stock Split.  The Series B, C and D preferred stock are non-voting.

Currently, stockholders holding 6,842 shares of common stock and 1,884,611 shares of Series A preferred stock which represents 188,461,100 votes representing approximately 90% of the voting rights have consented in writing to the proposal.

The Stock Split will affect all common stockholders uniformly and will not have any effect on the stated par value of the common stock.

The effect of the Stock Split upon existing stockholders of the common stock will be that the total number of shares of Next 1’s common stock held by each stockholder will automatically convert into the number of whole shares of common stock equal to the number of shares of common stock owned immediately prior to the Stock Split divided by 50, with an adjustment for any fractional shares.  (Fractional shares will be rounded up into a whole share).   A reverse stock split on a 1-for-50 basis would reduce the number of issued and outstanding shares of common stock to approximately 471,667, but will not reduce the number of preferred shares outstanding or authorized shares of common stock. Although the number of shares into which the Next 1 Series A, B, C and D preferred stock is convertible will be reduced, the percentage of the outstanding shares of common stock into which the Next 1 Series A, B, C and D preferred stock will be convertible will not change.

Each common stockholder’s percentage ownership interest in Next 1 will remain virtually unchanged on the date that the Stock Split is effectuated, except for minor changes and adjustments that will result from rounding fractional shares into whole shares.  The rights and privileges of the holders of shares of common stock will be substantially unaffected by the Stock Split.  All issued and outstanding options, warrants, and convertible debt securities would be appropriately adjusted for the Stock Split automatically on the effective date of the Stock Split.

As a result of the proposal to conduct the Stock Split, Next 1 will have more authorized shares available for issuance than it currently has available and therefore, there is a significant risk of stockholder value represented by the common stock being diluted.  The proposed Stock Split creates a risk that current stockholders of the common stock will see the value of those shares diluted through the issuance of additional authorized but currently unissued shares.  The current net tangible book value per share would be diluted if additional shares are issued without an increase taking place in the net book value of the assets of Next 1. The Stock Split will reduce the number of outstanding shares of common stock to approximately 471,667; however, the authorized shares will remain at 500,000,000 and the issuance of the remaining 499,528,333 would have a material dilutive effect upon existing stockholders. These additional shares may be issued in the future for a variety of corporate purposes including, but not limited to, raising additional capital, corporate acquisitions, and equity incentive plans. Except for a stock split or stock dividend, future issuances of common stock will dilute the voting power and ownership of our existing stockholders and, depending on the amount of consideration received in connection with the issuance, could also reduce stockholders’ equity on a per share basis.

Because the Stock Split results in an increase in the number of authorized but unissued shares of our common stock, it may be construed as having an anti-takeover effect.  Although the Stock Split is not being undertaken for this purpose, in the future the Board of Directors could, subject to its fiduciary duties and applicable law, use the increased number of authorized but unissued shares to frustrate persons seeking to take over or otherwise gain control of Next 1 by, for example, privately placing shares with purchasers who might side with the Board of Directors in opposing a hostile takeover bid.   Such use of our common stock could render more difficult, or discourage, an attempt to acquire control of Next 1 if such transactions were opposed by the Board of Directors.

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After the taking of any action to conduct the Stock Split there is not a requirement that stockholders obtain new or replacement share certificates.  Each of the holders of record of shares of Next 1’s common stock that is outstanding on the effective date of the Stock Split may contact Next 1’s transfer agent to exchange the certificates for new certificates representing the number of whole shares of post-reverse stock split common stock into which the existing shares have been converted as a result of the Stock Split.

EXISTING CERTIFICATES SHOULD NOT BE SENT TO NEXT 1 OR THE TRANSFER AGENT BEFORE THE EFFECTIVE DATE OF THE FILING OF THE PROPOSED MOVE.

Unless and until the stockholder forwards a completed letter of transmittal, together with certificates representing such stockholder's shares of Next 1 common stock to the transfer agent and receives in return a new certificate representing shares of Next 1 common stock, such stockholder's existing common stock shall be deemed equal to the number of shares of Next 1 common stock to which such stockholder is entitled as a result of the Stock Split.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes certain material federal income tax considerations relating to the proposed Stock Split. This discussion is based upon the Internal Revenue Code, existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the “IRS”) with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

This discussion may not address federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances or to stockholders who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCE OF THE MOVE FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

The Stock Split is intended to be a tax-free recapitalization to Next 1 and its stockholders. Stockholders will not recognize any gain or loss for federal income tax purposes as a result of the Stock Split. The holding period for shares of common stock after the Stock Split will include the holding period of shares of common stock before the Stock Split, provided that such shares of common stock are held as a capital asset at the effective date of the Amendments. The aggregate adjusted basis of the shares of common stock after the Stock Split will be the same as the adjusted basis of the shares of common stock before the Stock Split.

Next 1 believes that the foregoing addresses the material United States federal income tax consequences of the Stock Split to stockholders. The opinion is based upon the Code, applicable Treasury Regulations, judicial decisions and current administrative rulings, all of which are subject to change with retroactive effect. The tax consequences to stockholders of the Stock Split may be affected by their particular circumstances and by the applicability to them of one or more special rules like those which apply to dealers in securities, foreign persons, mutual funds, insurance companies and persons who do not hold their shares as capital assets. Therefore, Next 1 urges stockholders to consult their own tax advisors concerning the effect of the Stock Split upon them, including the effect of any state, local or other tax to which they may be subject. An opinion of tax counsel will not be provided to stockholders.

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GRANT AUTHORITY TO THE BOARD OF DIRECTORS TO AMEND THE

ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE CORPORATION

Purpose: The Board of Directors has unanimously adopted a resolution seeking stockholder approval to amend the Articles of Incorporation to change the Corporation’s name to “Monaker Group, Inc.” The Board of Directors believes that the name Next 1 Interactive no longer has any relevance to its travel and employment business and that the word “Monaker” which represents a signature or a mark, is more reflective of its business objectives, one of which is to put a mark on the travel and employment industry.

Based on the foregoing, the Board of Directors also believes that the new name is more accurately aligned with the business strategy of the Corporation.

Effect: A change to the Corporation’s name will most likely result in a change to the Corporation’s ticker symbol and CUSIP number.  Stockholders will not be required to tender their shares for reissuance; however, shares that are submitted to the transfer agent for whatever reason will be reissued under the new name and CUSIP number.  Stockholders should not encounter difficulty in selling or transferring shares as a result of the change in name, CUSIP number or ticker symbol.

No Dissenters' Rights: The holders of the Corporation’s common stock are not entitled to dissenters' rights in connection with the name change. Furthermore, the Corporation does not intend to independently provide those stockholders with any such rights.

QUESTIONS AND ANSWERS REGARDING THE PROPOSAL AUTHORIZING THE BOARD OF DIRECTORS TO CONDUCT THE PROPOSED AMENDMENT.

Q.	WHY IS APPROVAL SOUGHT FOR THE PROPOSED STOCK SPLIT OF THE COMMON STOCK ON A 1-FOR-50 BASIS?

A.	The Board of Directors seeks approval of the Stock Split. It is the expectation of the Board of Directors that the Stock Split would provide an increase in the per share price of the common stock which should help Next 1 increase its stock price and help Next 1 appeal to a broader range of investors.

Q.	HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSAL TO CONDUCT THE PROPOSED STOCK SPLIT?

A.	The members of the Board of Directors have unanimously approved the proposal to effectuate the Stock Split of the common stock.

Q.	WILL THE PROPOSED STOCK SPLIT RESULT IN ANY TAX LIABILITY TO ME?

A.	The proposed Stock Split is intended to be tax free for federal income tax purposes.

Q.	WHAT VOTE OF THE STOCKHOLDER WILL RESULT IN THE PROPOSED STOCK SPLIT BEING PASSED?

A.	To approve the proposal, the affirmative vote of holders of in excess of a majority of the voting rights of the common stock and other shares holding voting rights is required. Consents in favor of the proposal have already been received from stockholders holding in excess of a majority of the voting securities of Next 1.

Q:	WHY IS THE BOARD OF DIRECTORS PROPOSING AND RECOMMENDING THE NAME OF THE CORPORATION BE CHANGED?

A:	The Corporation believes that the name Next 1 Interactive no longer has any relevance to its travel and employment business and that “Monaker” which represents a signature or a mark, is a name that is more reflective of its business objectives, one of which is to put a mark on the travel and employment industry. Accordingly, the Board of Directors believes that the corporate name, Monaker Group, Inc., will better portray and convey the Corporation’s identity.

Q.	HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSAL TO CONDUCT THE PROPOSED NAME CHANGE?

A.	All members of the Board of Directors have approved the proposal to authorize the Board of Directors to effectuate the Name Change as it is in the best interests of the Corporation and the best interest of the current stockholders of the Corporation.

Q.	WHAT VOTE OF THE STOCKHOLDER WILL RESULT IN THE PROPOSED NAME CHANGE BEING PASSED?

A.	To approve the proposal, the affirmative vote of a majority of the voting rights of the common stock and other shares holding voting rights is required. Consents in favor of the proposal have already been received from stockholders holding a majority of the voting securities of the Corporation.

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Q.	WHO IS PAYING FOR THIS INFORMATION STATEMENT?

A.	Next 1 will pay for the delivery of this information statement.

Q.	WHOM SHOULD I CONTACT IF I HAVE ADDITIONAL QUESTIONS?

A:	William Kerby, Chief Executive Officer of Next 1 Interactive, Inc., 2690 Weston Road, Suite 200, Weston, Florida 33331, telephone (954) 888-9779.

VOTE REQUIRED FOR APPROVAL

The Board of Directors of Next 1 have adopted, ratified and approved the proposal to authorize the Amendments and stockholders of the Corporation holding a majority of the voting power on the Record Date have approved the proposed Amendments.

DISSENTER’S RIGHTS OF APPRAISAL

The Nevada Revised Statutes (the “Nevada Law”) do not provide for dissenter’s rights in connection with the proposed Amendments.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors fixed the close of business on April 30, 2015 as the record date for the determination of the stockholders entitled to notice of the action by written consent. As of April 30, 2015, Next 1 had issued and outstanding 23,583,347 shares of common stock, 1,884,611 shares of Series A preferred stock, 242,200 shares of Series B preferred stock, 209,600 shares of Series C preferred stock and 872,800 shares of Series D preferred stock. Stockholders holding a controlling interest equaling in excess of fifty percent (50%) of voting rights of the securities of Next 1, as of the record date have consented to the action required to carry the proposed Amendments.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT STOCKHOLDERS

The following table sets forth certain information concerning the ownership of Next 1’s capital stock as of April 30, 2015, with respect to: (i) each person known to Next 1 to be the beneficial owner of more than five percent (5%) of Next 1’s common stock; (ii) all directors; and (iii) directors and executive officers of Next 1 as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of April 30, 2015, there were 23,583,347 shares of common stock issued and outstanding, 1,884,611 shares of Series A preferred stock issued and outstanding, which preferred shares had the right to vote 188,461,100 votes, 242,200 shares of Series B preferred stock issued and outstanding, 209,600 shares of Series C preferred stock issued and outstanding, and 872,800 shares of Series D preferred stock issued and outstanding.

	Name of Beneficial Owner	Amount and Nature of Beneficial Owner		Percent of Class of Shares Beneficially Owned (1)	Percent of Voting Power (2)

Common	William Kerby	80,988,745	(3)	77.5%	37.4%
Stock	Donald P. Monaco	107,952,400	(4)	82.1%	49.8%
	Pat LaVecchia	278,600	(5)	1.2%	0.1%
	Doug Checkeris	200,000	(6)	0.8%	0.1%
	Deb Linden	624,000	(7)	2.6%	0.3%
	Adam Friedman	60,800	(8)	0.3%	-

Preferred	William Kerby	809,611	(3)	43.0%
Series A	Donald P. Monaco	1,075,000	(4)	57.0%

Common Stock	All Officers and Directors as a group (6 persons)	190,104,545		89.2%	87.8%

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(1)	The percentage of common stock held by each listed person is based on 23,583,347 shares of common stock issued and outstanding as of April 30, 2015. The percentage of Series A preferred stock held by each person is based on 1,884,611 shares of Series A preferred stock issued and outstanding, 209,600 shares of Series B preferred stock issued and outstanding, 211,600 shares of Series C preferred stock issued and outstanding, and 872,800 shares of Series D preferred stock issued and outstanding as of April 30, 2015. Pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), any securities not outstanding which are subject to warrants, rights or conversion privileges exercisable within 60 days are deemed to be outstanding for purposes of computing the percentage of outstanding securities of the class owned by such person but are not deemed to be outstanding for the purposes of computing the percentage of any other person.

(2)	Percentage of Total Voting Power is based on 216,616,247 votes and includes voting rights attached to all Common Shares Outstanding and all Preferred Shares Outstanding that can convert to Common Shares. As of April 30, 2015, there were 23,583,347 shares of Common Stock Outstanding, 1,884,611 shares of Series A stock issued and outstanding and convertible into 188,461,100 shares of common stock, 242,200 shares of Series B stock issued and outstanding and convertible into 242,200 shares of common stock, 209,600 shares of Series C stock issued and outstanding and convertible into 838,400 shares of common stock, and 872,800 shares of Series D stock issued and outstanding and convertible into 3,491,200 shares of common stock. Each shares of Series A stock is entitled to one hundred votes for each share of common stock that would be issuable upon conversion of such share. The total voting power excludes warrants, accrued salaries of the Company, outstanding debt of the Company, outstanding debt of Company’s Parent Company, Next 1 Interactive, Inc., and Preferred Shares of Next 1 Interactive, Inc. each of which can be converted into Common Shares of the Company. Other than for Directors and Officers included in the Common Stock section, percentages for Total Voting Power for Preferred Shares are not included since less than 1%.

(3)	William Kerby holds 5,842 shares individually. On October 3, 2011, the Corporation issued to Mr. Kerby 800 stock options all of which are fully vested and included as beneficial ownership. Mr. Kerby owns 809,611 shares of Series A preferred stock and as of April 30, 2015 are convertible to 80,961,100 shares of common stock to be included as beneficial ownership. Mr. Kerby's family members own 5,000 of Series D preferred stock and as of April 30, 2015 are convertible to 20,000 shares of common stock to be included as beneficial ownership. Mr. Kerby’s family member holds an additional three shares of common stock. Mr. Kerby is also the owner of In-Room Retail Systems, LLC, an inactive company which owns 1,000 shares. Due to these relationships, Mr. Kerby beneficially owns 80,988,745 shares of common stock of the Corporation.

(4)	Donald P. Monaco holds 1,000 shares of common stock individually. On October 3, 2011, the Corporation issued to Mr. Monaco 400 stock options of which all are vested and were included as beneficial ownership. Mr. Monaco owns 451,000 warrants that can be converted in 451,000 shares of common stock. Mr. Monaco owns 1,075,000 of Series A preferred stock and as of April 30, 2015 are convertible to 107,500,000 shares of common stock to be included as beneficial ownership. Mr. Monaco beneficially owns 107,952,400 shares of the Corporation.

(5)	Pat LaVecchia holds 27,000 shares of common stock individually. On October 3, 2011, the Corporation issued to Mr. LaVecchia 400 stock options of which all are vested and were included as beneficial ownership. Mr. LaVecchia owns 62,800 shares of Series D preferred stock and as of April 30, 2015 are convertible to 251,200 shares of common stock to be included as beneficial ownership. Mr. LaVecchia beneficially owns 278,600 shares of the Corporation.

(6)	Doug Checkeris owns 50,000 shares of Series C preferred stock and as of April 30, 2015 are convertible to 200,000 shares of common stock to be included as beneficial ownership.

(7)	Deborah Linden owns 600,000 shares of common stock individually. Ms. Linden also owns 6,000 shares of Series C preferred stock and as of April 30, 2015 are convertible to 24,000 shares of common stock to be included as beneficial ownership. Ms. Linden beneficially owns 624,000 shares of the Corporation.

(8)	On October 3, 2011, the Corporation issued to Adam Friedman 800 stock options of which all are vested and were included as beneficial ownership. On March 8, 2013, the Corporation issued to Mr. Friedman 15,000 shares of Series D preferred stock and as of April 30, 2015 are convertible to 60,000 shares of common stock to be included as beneficial ownership. Mr. Friedman beneficially owns 60,800 shares of the Corporation.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed move or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

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FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the SEC in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the SEC.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Exchange Act, and in accordance with the Exchange Act, we file periodic reports, documents, and other information with the SEC relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

INCORPORATION OF FINANCIAL INFORMATION

We “incorporate by reference” into this Information Statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this information statement the following documents we have previously filed with the SEC: including our Form 10-K annual report for the year ended February 28, 2014 and quarterly reports on Form 10-Q for the past quarters ended, May 31, 2014 and August 31, 2014 and November 30, 2014, any reports on Form 8-K or other forms which have been filed with the SEC are incorporated herein by reference. All of these forms may be accessed through the EDGAR archives, at www.sec.gov.

Only one information statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices at 2690 Weston Road, Suite 200, Weston, Florida 33331 stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices. If multiple stockholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

Dated: April 30, 2015

By Order of the Board of Directors

/s/ William Kerby

William Kerby, Chief Executive Officer

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APPENDICES

Exhibit A - Written Consent of a majority of the Series A stockholders and common stockholders

Exhibit B- Certificate of Amendment to the Articles of Incorporation

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Exhibit A

STATEMENT OF ACTION

BY WRITTEN CONSENT OF A

MAJORITY OF THE STOCKHOLDERS OF

NEXT 1 INTERACTIVE, INC.

The undersigned, being a majority of the stockholders of Next 1 Interactive, Inc., a Delaware corporation (the "Corporation"), and acting hereunder without the convening of a formal meeting pursuant to Section 78320 of the Nevada Revised Statutes, do hereby consent in writing to and adopt the following resolutions:

RESOLVED, that the change of the name of the Corporation to Monaker Group, Inc. be and hereby is approved; and

RESOLVED FURTHER, that the a reverse split of the issued and outstanding shares of common stock on a basis of up to 1 for 50 be, and hereby is, approved; and

RESOLVED FURTHER, that the amendment to the Corporation’s Certificate of Incorporation to reflect the name change and reverse stock split in the form attached hereto be, and hereby is, approved; and

RESOLVED FURTHER, that the Corporation be, and hereby is, authorized, empowered and directed to file a Schedule 14C, in the form annexed hereto as Exhibit A, with the Securities and Exchange Commission and to effectuate the mailing of such Schedule 14C to the holders of record of the shares of the Corporation’s common stock as set forth in the Schedule 14C, with such changes as the appropriate officers of the Corporation, upon the advice of counsel, approve, the execution thereof to be conclusive evidence of such approval; and

RESOLVED FURTHER, that the officers of the Corporation are hereby authorized to execute and deliver on behalf of the Corporation all such further documents, certificates, or instruments, to take on behalf of the Corporation all such further actions, and to pay on behalf of the Corporation all such expenses that he determines to be necessary or desirable in order to carry out the foregoing resolutions, the execution and delivery of any such documents, certificates, or instruments, the taking of any such actions, and the payment of any such expenses to be conclusive evidence of that determination.

IN WITNESS WHEREOF, the undersigned majority stockholders of the Corporation have executed this Statement of Action by Written Consent as of the 30th day of April, 2015.

/s/ Bill Kerby

Bill Kerby (5,842 shares of common stock and 809,611 Preferred A

Shares representing 80,961,100 Common Share Votes)

/s/ Don Monaco

Don Monaco (1,000 shares of common stock and 1,075,000 Preferred A

Shares representing107,500,000 Common Share Votes)

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Exhibit B

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporation

Pursuant to NRS 78.385 and 78.390 - (After issuance of Stock)

1. Name of the corporation:
Next1 Interactive, Inc.

2. The articles have been amended as follows (provide article number if available):

Section 1. shall be amended as follows:

Name of the corporation: Monaker Group, Inc.

Section 3. shall be amended as follows:

Effective as of May , 2015, each share of common stock of the Corporation issued and outstanding as of the record date set by the Corporation's board of directors will be subject to a 1 for 50 reverse split, with all fractional shares being rounded up to the nearest whole share.”

The par value of the common stock will remain $0.001.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power or such greater proportion of the voting power as may be required in the case of a vote by classes or series , or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: April , 2015

4. Effective date of filing (optional): May , 2015

5. Signature: (required) Signature of Officer

*if any proposed amendment would alter or change any preference or any relative to other right given to any class or series of outstanding shares, then the amendment must be approved by the vote. In addition to the affirmative vote otherwise required of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT : Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

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